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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2008

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
             (Exact name of Registrant as specified in its charter)


             Delaware                1-13817                 11-2908692
 (State or other jurisdiction of   (Commission            (I.R.S. Employer
  incorporation or organization)   File Number)          Identification No.)



     7908 N. Sam Houston Parkway W.
               5th Floor
            Houston, Texas                                      77064
(Address of principal executive offices)                      (Zip Code)

       Registrant's telephone number, including area code: (281) 931-8884


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         (Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     On August 1, 2008, Boots & Coots International Well Control, Inc. (the "Company") appointed Mr. Cary Baetz to the position of Chief Financial Officer. From 2005 to 2008, Mr. Baetz, 43, served as Vice President of Finance, Treasurer, and Assistant Secretary of Chaparral Steel Company ("Chaparral"), one of the largest suppliers of structural steel products in North America, where he was responsible for strategic planning, treasury, investor and public relations, and risk management. Prior to joining Chaparral, Mr. Baetz had been employed since 1993 with Chaparral's parent company, Texas Industries Inc., a supplier of heavy construction materials. From 2002 to 2005, he served as Director of Corporate Finance of Texas Industries Inc. and was responsible for banking, investment banking and rating agency relationships, as well as overseeing credit, and developing and monitoring financial strategy. From 1990 to 1993 Mr. Baetz served as Relationship Manager and Assistant Vice President for Wells Fargo.

     In his position as Chief Financial Officer, Mr. Baetz will receive an annual base salary of $275,000 and will be eligible for an annual performance-based cash incentive under our Annual Performance Incentive Plan. The amount of his actual annual incentive compensation will range from 50% to 100% of his base salary depending on the Company obtaining certain adjusted EBITDA targets established for each plan year, and will be prorated for 2008 based on the portion of the calendar year he is employed by the Company. Also effective August 1, 2008, the Compensation Committee of the Board of Directors of the Company authorized restricted stock awards to Mr. Baetz in the amount of 150,000 shares under the Company's 2004 Long-Term Incentive Plan. The shares of restricted stock will vest in four equal annual installments from the date of grant.

     Mr. Baetz and the Company also entered into a severance agreement (the "Agreement") on August 1, 2008 pursuant to which the Company must pay Mr. Baetz a lump sum payment equal to 6 months of his base salary and a pro-rata percentage of any annual bonus for which he would have been eligible for the year, if the Company terminates his employment without cause. Alternatively, the Agreement provides that the Company would have to pay Mr. Baetz a lump sum payment equal to 12 months of his base salary and a pro-rata percentage of any annual bonus for which he would have been eligible for the year, if Mr. Baetz terminates his employment due to a continued and substantial reduction in the scope of his duties or a change of control of the Company. Mr. Baetz is not entitled to any severance payments under the Agreement if the Company terminates his employment for cause.


Item 9.01. Financial Statements and Exhibits.

         (c) Exhibits

Exhibit No.                              Description
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10.1           Severance Agreement between Boots & Coots Services, LLC and Cary
               Baetz, dated August 1, 2008


                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BOOTS & COOTS INTERNATIONAL WELL
                                       CONTROL, INC.



Date:    August 1, 2008                By:       /s/ Jerry Winchester
                                                 -------------------------------
                                                 Jerry Winchester
                                                 Chief Executive Officer

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                                  EXHIBIT INDEX


Exhibit No.                              Description
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10.1           Severance Agreement between Boots & Coots Services, LLC and Cary
               Baetz, dated August 1, 2008